Exhibit 10.24
GENERAL CONTINUING GUARANTY
          This GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of November 6, 2009 is executed and delivered by PROPERTYWARE, INC., a California corporation (“Guarantor”), in favor of WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), in light of the following:
          WHEREAS, RealPage, Inc., a Delaware corporation (“Borrower”), the below defined Lenders, and Agent have entered into that certain Credit Agreement dated as of September 3, 2009 (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”);
          WHEREAS, Guarantor is a Subsidiary of Borrower and, as such, Guarantor will benefit by virtue of the financial accommodations extended to Borrower by the Lender Group; and
          WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to extend the loans and other financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the below defined Lender Group to Borrower pursuant to the Loan Documents, Guarantor has agreed to guaranty the Guarantied Obligations.
          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:
     1. Definitions and Construction.
          (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:
          “Agent” has the meaning set forth in the preamble to this Guaranty.
          “Borrower” has the meaning set forth in the recitals to this Guaranty.
          “Credit Agreement” has the meaning set forth in the recitals to this Guaranty.
          “Guarantied Obligations” means all of the Obligations.
          “Guarantor” has the meaning set forth in the preamble to this Guaranty.
          “Guaranty” has the meaning set forth in the preamble to this Guaranty.
          “Voidable Transfer” has the meaning set forth in Section 9 of this Guaranty.
          (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Guarantor and Agent. Any reference herein to the satisfaction or payment in full of the Guarantied Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.
     2. Guarantied Obligations. Guarantor hereby irrevocably and unconditionally guaranties, jointly and severally with any other guarantor of the Guarantied Obligations, to Agent, for the benefit of the Lender Group and the Bank Product Providers, as and for its own debt, until the final and indefeasible payment in full thereof, in cash, has been made, (a) the due and punctual payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement and under each of the other Loan Documents.
     3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.
     4. Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Credit Agreement or any other Loan Document, Guarantor immediately upon demand shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.

     5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group and the Bank Product Providers, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action. Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group or any Bank Product Provider of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group or any Bank Product Provider. Guarantor hereby agrees that any release which may be given by Agent to Borrower or any other guarantor, or with respect to any property or asset subject to a Lien, shall not release Guarantor. Guarantor consents and agrees that no member of the Lender Group nor any Bank Product Provider shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.
     6. Waivers.
          (a) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under any of the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.
          (b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group or any Bank Product Provider, to institute suit against Borrower or any other guarantor or to exhaust any rights and remedies which any member of the Lender Group or any Bank Product Provider, has or may have against Borrower or any other guarantor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent, the Lender Group, or the Bank Product Providers, as applicable, by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.
          (c) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of

Guarantor against Borrower or other guarantors or sureties; (iv) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.
          (d) Until the Guarantied Obligations have been paid in full in cash, (i) Guarantor hereby postpones and agrees not to exercise any right of subrogation Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) Guarantor hereby postpones and agrees not to exercise any right to proceed against Borrower or any other Person now or hereafter liable on account of the Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent); and (iii) Guarantor hereby postpones and agrees not to exercise any right it may have to proceed or to seek recourse against or with respect to any property or asset of Borrower or any other Person now or hereafter liable on account of the Obligations. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any other guarantor (including after payment in full of the Guaranteed Obligations) if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of all of the pledged Stock of such other guarantor whether pursuant to the Security Agreement or otherwise.
          (e) If any of the Guarantied Obligations or the obligations of Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group or any Bank Product Provider may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop any member of the Lender Group and the Bank Product Providers from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against any member of the Lender Group or any Bank Product Provider any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of New York or any other applicable jurisdiction) shall have no applicability with respect to the determination of Guarantor’s liability under this Guaranty.
          (f) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have as a result of all or part of the Guarantied Obligations being secured by real property. This means, among other things:
               (i) Any member of the Lender Group or any Bank Product Provider may collect from Guarantor without first foreclosing on any real or personal property collateral that may be pledged by Guarantor, Borrower, or any other guarantor.

               (ii) If any member of the Lender Group or any Bank Product Provider forecloses on any real property collateral that may be pledged by Guarantor, Borrower or any other guarantor:
(1)	The amount of the Guarantied Obligations or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)	Agent may collect from Guarantor even if any member of the Lender Group or any Bank Product Provider, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower or any other guarantor.
          This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have if all or part of the Guarantied Obligations are secured by real property. These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure and any similar law of New York or any other jurisdiction.
          (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.
          (h) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.
          (i) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby also agrees to the following waivers:
               (i) Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or the Guarantied Obligations are unenforceable in whole or in part, or Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations.
               (ii) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Guaranty and agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and the commitments of the Lender Group to extend financial accommodations to Borrower have been terminated and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower’s obligations under any other Loan Document, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents.
               (iii) Guarantor waives all benefits and defenses it may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Guaranty, including the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower’s obligations under any Loan Document, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.
               (iv) The paragraphs in this Section 6 which refer to certain sections of the California Civil Code are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way necessarily applicable to this Guaranty.
     7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, any member of the Lender Group or any Bank Product Provider may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Obligations, or discharge the performance of the Obligations, or may refuse to enforce the Obligations, or otherwise elect not to enforce the Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents in accordance with the terms thereof or may grant other indulgences to Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations, the Credit Agreement or any other Loan Document (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute the Borrower or any guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.
     8. No Election. The Lender Group and the Bank Product Providers shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group or any Bank Product Provider to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s or any Bank Product Provider’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group or the Bank Product Providers, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group or the Bank Product Providers under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that the Lender Group and the Bank Product Providers finally and unconditionally shall have realized indefeasible payment in full of the Guarantied Obligations by such action or proceeding.

     9. Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations by Guarantor or the obligations of Guarantor under this Guaranty or the transfer by Guarantor to Agent of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
     10. Financial Condition of Borrower. Guarantor represents and warrants to the Lender Group and the Bank Product Providers that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to the Lender Group and the Bank Product Providers that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document. Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.
     11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.
     12. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all attorneys fees and all other costs and expenses which may be incurred by Agent or the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.
     13. Notices. All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance with Section 11 of the Credit Agreement. All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with Section 11 of the Credit Agreement.
     14. Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law. No delay or omission by the Lender Group or Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.
     15. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.
     16. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Agent, on behalf of the Lender Group. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.
     17. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group and the Bank Product Providers; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any assignment not consented to by Agent shall be absolutely null and void. In the event of any assignment, participation, or other transfer of rights by the Lender Group or the Bank Product Providers that is permitted under the Credit Agreement, the rights and benefits herein conferred upon the Lender Group and the Bank Product Providers shall automatically extend to and be vested in such assignee or other transferee.
     18. No Third Party Beneficiary. This Guaranty is solely for the benefit of each member of the Lender Group, each Bank Product Provider, and each of their successors and assigns and may not be relied on by any other Person.
     19. CHOICE OF LAW AND VENUE.
          THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.
     20. JURY TRIAL WAIVER.
          EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     21. REFERENCE PROVISION.
          In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
          21.1 Mechanics.
          (a) With the exception of the items specified in clause (b), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Guaranty or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Lender Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Lender Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
          (b) The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
          (c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).
          (d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
          (e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
          21.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
          21.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
          21.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
          21.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE OTHER LENDER DOCUMENTS.
     22. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.
     23. Agreement to be Bound. Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, Guarantor hereby: (a) makes to the Lender Group each of the representations and warranties set forth in the Credit Agreement applicable to Guarantor fully as though Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Credit

Agreement that Borrower agrees and covenants to cause Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that Borrower agrees and covenants to cause Guarantor not to do, in each case, fully as though Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.
[Signature page to follow]

          IN WITNESS WHERE OF, the undersigned has executed and delivered this Guaranty as of the date first written above.

PROPERTYWARE, INC., a California corporation
By:	/s/ Stephen T. Winn
	Name:	Stephen T. Winn
	Title:	President and Chief Executive Officer

Signature Page to Guaranty